KABANI & COMPANY, INC.
Certified Public Accountants
17011 Beach Boulevard, Suite 1230
Huntington Beach, California 92647
Telephone 714-843-5453
Fax 714-843-5451
e-mail: hamid@kabanico.com

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 31, 2004, with respect to the financial statements of The KingThomason Group, Inc., and subsidiaries, included in a Form SB-2 Registration Statement of The KingThomason Group, Inc.

/s/ Kabani & Company, Inc.
Kabani & Company, Inc.

Huntington Beach, California
September 15, 2004

Exhibit 23.10
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